UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2023

Williams Industrial Services Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Ashford Center North, Suite 425

Atlanta, Georgia 30338

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 770-879-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	WLMS	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* On July 24, 2023, the issuer’s common stock was suspended from trading on the NYSE American. Effective July 25, 2023, trades in the issuer’s common stock began being quoted on the OTC Pink Market under the symbol “WLMSQ.”

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K (this “Form 8-K”) regarding the DIP Credit Facilities (as defined below) is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on July 22, 2023, Williams Industrial Services Group Inc., a Delaware corporation (the “Company”), together with its subsidiaries (collectively, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (such court, the “Court” and such cases, the “Cases”). The Cases are being jointly administered under the caption In re Williams Industrial Services Group Inc., et al.

In connection with filing the Bankruptcy Petitions and the entry by the Court of the interim order authorizing and approving the DIP Credit Facilities on July 25, 2023 (the “Interim DIP Order”), the Debtors entered into certain debtor-in-possession financial credit agreements. The agreements consist of the following: (i) a Super-Priority Senior Secured Revolving Credit and Security Agreement (the “DIP Revolving Credit Agreement”), pursuant to which, and subject to the terms and conditions therein, PNC Bank, National Association, in its capacity as administrative agent, and the financial institutions from time to time party thereto, as lenders (collectively, including any financial institution that has issued letters of credit on behalf of any Debtor in connection with the DIP Revolving Credit Facility (as defined below), the “DIP Revolving Lenders”), provided the Debtors with a secured superpriority debtor-in-possession revolving credit facility in an aggregate principal amount of up to the lesser of (a) the Borrowing Base (as defined in the DIP Revolving Credit Agreement) and (b) $12,000,000, less the amount of all Prepetition Revolving Credit Obligations (as defined below), which, given the Court’s approval, will be rolled into the facilities provided under the DIP Revolving Credit Agreement (the “DIP Revolving Credit Facility”), subject to the terms and conditions set forth therein, and (ii) a Superpriority Senior Secured Term Loan, Guarantee and Security Agreement (the “DIP Term Loan Agreement” and, together with the DIP Revolving Credit Agreement, the “DIP Credit Agreements”), pursuant to which, and subject to the terms and conditions therein, EICF Agent LLC, in its capacity as agent, and the lenders from time to time party thereto (collectively, the “DIP Term Loan Lenders”), provided the Debtors with a secured superpriority debtor-in-possession term loan facility in aggregate principal amount not to exceed $19,500,000 (the “DIP Term Loan Facility” and, together with the DIP Revolving Credit Facility, the “DIP Credit Facilities”). With the entry of the Interim DIP Order by the Court, the DIP Revolving Lenders provided the DIP Revolving Credit Facility in the principal amount described above, and the DIP Term Loan Lenders provided a $19,500,000 multi-draw term loan facility, consisting of $14,000,000 of term loans available immediately upon entry of the Interim DIP Order and the balance of which will be available after entry of the final order by the Court, which has not been obtained at this time.

Borrowings under the DIP Credit Facilities are senior secured obligations of the Debtors, secured by superpriority liens on the assets of the Debtors (subject to customary exceptions). Each of the DIP Credit Agreements contains various customary covenants, as well as covenants mandating compliance by the Debtors with a 13-week budget, variance testing and reporting requirements, among others. The proceeds of all or a portion of the DIP Credit Facilities may be used for, among other things, post-petition working capital for the Debtors, payment of costs to administer the Cases, payment of expenses and fees of the transactions contemplated by the Cases, payment of court-approved adequate protection obligations under the DIP Credit Agreements, and payment of other costs, in each case, subject to an approved budget and such other purposes permitted under each of the DIP Credit Agreements and the Interim DIP Order or any other order of the Court.

The foregoing descriptions of the DIP Revolving Credit Agreement and the DIP Term Loan Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the DIP Revolving Credit Agreement and the DIP Term Loan Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 3.01	Notice of Delisting

On July 24, 2023, the Company received written notice from the staff of NYSE Regulation that, as a result of the Cases and in accordance with Section 1003(c)(iii) of the NYSE American Company Guide, NYSE Regulation has determined to commence proceedings to delist the common stock of the Company, par value $0.01 per share, from the NYSE American LLC (“NYSE American”). The Company does not intend to appeal NYSE Regulation’s determination.

Trading of the Company’s common stock on the NYSE American was suspended on July 24, 2023, and the delisting will be effective 10 days after the NYSE American files a Form 25 with the SEC. The Company’s common stock is currently trading on the OTC Pink Market operated by the by OTC Markets Group Inc. under the symbol “WLMSQ.” The Company can provide no assurance that the Company’s common stock will continue to trade on this market, whether broker-dealers will continue to provide public quotes of the Company’s common stock on this market, whether the trading volume of the Company’s common stock will be sufficient to provide for an efficient trading market or whether quotes for the Company’s common stock will continue on this market in the future.

Item 8.01	Other Events

Effective on July 27, 2023, the Company appointed Edward Gavin to serve as the Chief Restructuring Officer (“CRO”) of the Company for such a term and in accordance with the terms and conditions of that certain engagement letter, dated as of July 20, 2023 by and among and the Company and Gavin/Solmonese LLC (the “Engagement Letter”). As further set forth in the Engagement Letter, Mr. Gavin’s authority as CRO includes, in coordination with the Company’s advisors and management, (i) overseeing the administration of the Cases for the Company in Delaware, (ii) representing the Company in Court proceedings as to financial matters that may come before the Court, (iii) monitoring the debtor-in-possession budget and approving all payments, and (iv) managing creditor committees and negotiating as necessary. The appointment of a CRO by the Company was a condition of obtaining the DIP Credit Facilities.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in the Company’s securities (including, without limitation, the Company’s common stock) during the pendency of the Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Cases. The Company expects that holders of shares of the Company’s common stock could experience a significant or complete loss on their investment, depending on the outcome of the Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains statements that are, or may be deemed, “forward-looking statements.” Forward-looking statements generally use forward-looking words, such as “may,” “will,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words that convey the uncertainty of future events or outcomes. These forward-looking statements are not guarantees of the Company’s future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict and may be outside of the Company’s control. Therefore, the Company’s actual outcomes and results may differ materially from those expressed in or contemplated by the forward-looking statements. Forward-looking statements include, but are not limited to, information concerning the following: expectations regarding risks attendant to the Chapter 11 bankruptcy process, including the Company’s ability to obtain court approval from the Court with respect to motions or other requests made to the Court throughout the course of the Chapter 11 process, including with respect to the asset sale and DIP Credit Agreements; the Company’s plans to sell certain assets pursuant to Chapter 11 of the Bankruptcy Code, the outcome and timing of such sale, and the Company’s ability to satisfy closing and other conditions to such sale; the effects of Chapter 11, including increased legal and other professional costs necessary to execute the Company’s wind down, on the Company’s liquidity and results of operations (including the availability of operating capital during the pendency of Chapter 11); the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of Chapter 11; the Company’s ability to continue funding operations through the Chapter 11 bankruptcy process, and the possibility that it may be unable to obtain any additional funding as needed; the Company’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP Credit Agreements and other financing arrangements; objections to the Company’s wind down process, the DIP Credit Agreements, or other pleadings filed that could protract the Chapter 11 process; the effects of Chapter 11 on the interests of various constituents and financial stakeholders; the effect of the Chapter 11 filings and any potential asset sale on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; risks relating to the trading price and volatility of the Company’s common stock and the effects of the delisting from NYSE American; possible proceedings that may be brought by third parties in connection with the Chapter 11 process or the potential asset sale and risks associated with third-party motions in Chapter 11; the timing or amount of any distributions, if any, to the Company’s stakeholders; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; the impact of litigation and regulatory proceedings; expectations regarding financial performance, strategic and operational plans, and other related matters; and other factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section of the Annual Report on Form 10-K for its 2022 fiscal year. Any forward-looking statement speaks only as of the date of this Form 8-K. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and investors are cautioned not to rely upon them unduly.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Super-Priority Senior Secured Debtor-in-Possession Revolving Credit and Security Agreement, dated as of July 25, 2023, by and among Williams Industrial Services Group Inc., Williams Industrial Services Group, L.L.C., Williams Industrial Services, LLC, Williams Specialty Services, LLC, Williams Plant Services, LLC, Williams Global Services, Inc., Construction & Maintenance Professionals, LLC, and WISG Electrical, LLC, as borrowers, Global Power Professional Services Inc., GPEG, LLC, Steam Enterprises LLC, WISG Canada Ltd., WISG Nuclear Ltd. and WISG Electrical Ltd., as guarantors, PNC Bank, National Association, as agent, and the lenders party thereto.

10.2*	Superpriority Senior Secured Debtor-in-Possession Term Loan, Guarantee and Security Agreement, dated as of July 25, 2023, by and among Williams Industrial Services Group Inc., as borrower, EICF Agent LLC, as agent, and the other credit parties party thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

 * Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Registration S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2023	Williams Industrial Services Group Inc.

	By:	/s/ Charles E. Wheelock
Charles E. Wheelock
Senior Vice President, Chief Administrative Officer, General Counsel & Secretary